Exhibit 1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of common stock, par value €0.01 per share, of Frank’s International N.V., a limited liability company organized under the laws of The Netherlands (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of November 4, 2015.

Mosing Holdings, Inc.
By: /s/ Mosing Holdings, Inc., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Donald Keith Mosing Family Partnership, Ltd.
/s/ Donald Keith Mosing Family Partnership, Ltd., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

The Steven Brent Mosing Family, L.L.C.
/s/ The Steven Brent Mosing Family, L.L.C., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

The Michael Frank Mosing Family, L.L.C.
/s/ The Michael Frank Mosing Family, L.L.C., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

The Kirkland D. Mosing Family, L.L.C.
/s/ The Kirkland D. Mosing Family, L.L.C., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

G. Stanton Investments, LP
/s/ G. Stanton Investments, LP, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

WBM Partnership, LP
/s/ WBM Partnership, LP, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Lori Mosing Thomas Family, L.L.C.
/s/ Lori Mosing Thomas Family, L.L.C., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

JLM Partners, Ltd.
/s/ JLM Partners, Ltd., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

The Kendall G. Mosing Family, L.L.C.
/s/ The Kendall G. Mosing Family, L.L.C., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Miller Ginsoma Holdings, Ltd.
/s/ Miller Ginsoma Holdings, Ltd., by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Donald Keith Mosing Revocable Trust
/s/ Donald Keith Mosing Revocable Trust, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Stanton GP, LLC
/s/ Stanton GP, LLC, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Bradford’s GP, LLC
/s/ Bradford’s GP, LLC, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Bryceton G. Thomas Trust
/s/ Bryceton G. Thomas Trust, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

4401 JM GP, LLC
/s/ 4401 JM GP, LLC, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

Miller Ginsoma GP, LLC
/s/ Miller Ginsoma GP, LLC, by Joshua K. Hancock	11/4/2015
as attorney-in-fact

/s/ Donald Keith Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Donald E. Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Steven Brent Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Kirkland David Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ William Bradford Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Melanie Christine Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Michael Frank Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Gregory Stanton Mosing, by Joshua K. Hancock
as attorney-in-fact	11/4/2015

/s/ Lori Mosing Thomas, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Jeffrey Louis Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Sharon M. Miller, by Joshua K. Hancock as attorney-in-fact	11/4/2015

/s/ Kendall Garrett Mosing, by Joshua K. Hancock as attorney-in-fact	11/4/2015